UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2017, Creative Learning Corporation, a Delaware corporation (the “Company”), received written consent of stockholders representing 51.7% of the issued and outstanding shares of common stock of the Company (the “Common Stock”) to take the following actions: (i) amend the bylaws of the Company (the “Bylaws”) to permit stockholders to fix the size of the board of directors (the “Board”); (ii) fix the size of the Board at five (5); (iii) remove Charles Grant and Michael Gorin from the Board and from any committees of the Board of the Company that Messrs. Grant and Gorin may hold with the Company; and (iv) elect Blake Furlow, Gary Herman and Bart Mitchell to the Board to replace Messrs. Grant and Gorin, and to fill the newly created position.

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 14C Information Statement regarding the changes in the Board and the amendment to the Bylaws. After the SEC review period has been satisfied, the Company will distribute to the Company’s stockholders such Schedule 14C Information Statement to notify them of the actions taken by written consent in accordance with the rules and regulations of the SEC. Pursuant to the rules and regulations of the SEC, the Schedule 14C Information Statement must be sent to stockholders.

Upon effectiveness of the composition change of the Board, Messrs. Furlow, Herman and Mitchell will receive the standard compensation for members of the board of directors as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Bylaws will be amended in the manner set forth in Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 12, 2017	CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer